UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 1    Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On March 18, 2019, Sunseeker Florida, Inc. (“SFI”), a wholly-owned subsidiary of Allegiant Travel Company (the “Company”) entered into a Construction Loan Agreement with certain lenders affiliated with TPG Sixth Street Partners, LLC (the “Lender”). Under the Construction Loan Agreement, SFI may borrow up to $175,000,000 (the “Loan”) to fund the construction of Phase 1 of Sunseeker Resorts at Charlotte Harbor (the “Project”). The $175,000,000 of financing under the Construction Loan Agreement is the initial funding of up to $1.0 billion of funding that the Lender has the right to offer to provide for future phases or for future Sunseeker Resorts projects by the Company.
Under the Construction Loan Agreement, the Lender is to provide the final $175,000,000 of funding for the Project with the initial funding to come from the Company. The loan is secured by the Project and, for a period of time, the surrounding land owned by SFI. To support the credit, the Company has guaranteed one-third of the debt, has agreed to bear responsibility under a Non-Recourse Carve-Out Guaranty and has agreed to guarantee completion of the Project in accordance with approved plans and specifications. All of the shares in SFI are also pledged to secure the loan. The Loan bears interest based on the London Interbank Offered Rate plus 700 basis points, provides for a certain minimum yield to Lender, provides for payment of interest monthly and matures in March 2023. Certain prepayments may be required in the event SFI fails to meet certain quarterly operating income targets and also if in any such quarter, the Company’s passenger traffic to and from Punta Gorda fails to meet certain predetermined levels.
The Construction Loan Agreement contains various events of default and upon an event of default the Lenders may, subject to various customary cure rights, be relieved of further obligations to fund and require the immediate payment to them of all amounts outstanding under the Loan.  The Company will use the proceeds of the Loan to fund the construction of the Project.

Section 2    Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
	Name:	Scott Sheldon
	Title:	Chief Financial Officer